By-Laws of

                              DAIRENE INTERNATIONAL
                       ----------------------------------


                               ARTICLE I - OFFICES

     The principal office of the Corporation shall be established and maintained at Suite 1400, One East First Street in the City of Reno,County of , State of Nevada. The Corporation may also have offices at such places within or without the State of Florida as the board may from time to time establish.


                            ARTICLE II - SHAREHOLDERS

1.   MEETINGS

     The annual meeting of the Shareholders of this Corporation shall be held on the last day of February of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation and all other matters properly before the Board. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

2.   SPECIAL MEETINGS

     Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 0% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

3.   PLACE

     Meetings of Shareholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

4.   NOTICE

     Written notice to each Shareholder entitled to vote stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting. If any Stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

5.   QUORUM

     The majority of the Shares entitled to vote, represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders, but in no event shall a Quorum consist of less than 1/3 of the shares entitled to vote at the meeting.

     After a Quorum has been established at a Shareholders meeting, the subsequent withdrawal of Shareholders, so as to reduce the number required for a Quorum, shall not effect the validity of any action at the meeting or any adjournment, thereof.




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6.   PROXY

     Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by Proxy. The Proxy must be signed by the Shareholder or his attorney-in-fact. No Proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the Proxy.


                             ARTICLE III - DIRECTORS


1.   BOARD OF DIRECTORS

     The business of the Corporation shall be managed and its corporate powers exercised by a Board of three Directors, each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders.

2.   ELECTION AND TERM OF DIRECTORS

     Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

3.   VACANCIES

     If the office of any Director, member of a committee or other officer becomes vacant, the remaining Directors in Office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

4.   REMOVAL OF DIRECTORS

     Any or all of the Directors may be removed with or without cause by vote of a majority of all of the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

5.   NEWLY CREATED DIRECTORSHIPS

     The number of Directors may be increased by amendment of these By-Laws, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.

6.   RESIGNATION

     A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.   QUORUM OF DIRECTORS

     A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.






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8.   PLACE AND TIME OF BOARD MEETINGS

     The board may hold its meeting at the office of the Corporation or at such other places, either within or without the State of Florida as it may from time to time determine.

9.   NOTICE OF MEETING OF THE BOARD

     A regular annual meeting of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

10   REGULAR ANNUAL MEETING

     A regular annual meeting of the Board shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of Stockholders.

11.  EXECUTIVE AND OTHER COMMITTEES

     The Board, by resolution, may designate two or more of their members to any committee. To the extent provided in said resolution or theses By-Laws, said committee may exercise the powers of the Board concerning the management of the business of the Corporation.

12.  COMPENSATION

     No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.


                              ARTICLE IV - OFFICERS


1.   OFFICERS, ELECTION AND TERM

     a The Board may elect or appoint a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

     b. All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

     c.   Any two or more offices may be held by the same person.

2    REMOVAL, RESIGNATION, SALARY. ETC.

     a) Any officer elected or appointed by the Board may be removed by the Board with or without cause.

     b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

     c) Any officer elected by the Shareholders may be removed only by vote of the Shareholders unless otherwise provided by the Shareholders.


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     d)   The salaries of all officers shall be fixed by the Board.

     e) The directors may require an Officer to give security for the faithful performance of his duties.

3.   DUTIES

     The Officers of this Corporation shall have the following duties:

     The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

     The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholder and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

     The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

4.   REMOVAL OF OFFICERS

     An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment, the best interests of the Corporation will be served thereby.

     Any vacancy in any office may be filled by the Board of Directors.


                         ARTICLE V - STOCK CERTIFICATES


1.   ISSUANCE

     Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares of which he is entitled. No certificate shall be issued for any shares until such share is full paid.

2.   FORM

     Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof.

3.   TRANSFER OF STOCK

     The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

4.   LOST, STOLEN OR DESTROYED CERTIFICATES

     If the Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. And at the discretion of the board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.




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                         ARTICLE VI - BOOKS AND RECORDS


1.   BOOKS AND RECORDS

     This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, board of Director and committees of directors.

     This Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of the shares held by each.

2.   SHAREHOLDERS' INSPECTION RIGHTS

     Any person who shall have been a holder of record or shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time, for any proper purpose, its relevent books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

3.   FINANCIAL INFORMATION

     Not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

     Upon written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation of this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.


                             ARTICLE VII - DIVIDEND

     The Board may out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the board shall deem conducive to the interests of the Corporation.


                          ARTICLE VIII - CORPORATE SEAL

     The seal of the Corporation shall be circular in form and bear the name of the corporation, the year of its organization and words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.


                             ARTICLE IX - EXECUTION

     All corporate instruments and documents hall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.


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                             ARTICLE X - FISCAL YEAR

         The fiscal year shall begin the first day of ____________________ in each year.


                    ARTICLE XI - NOTICE AND WAIVER OF NOTICE

     Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to received notice of any meetings except as otherwise provided by Statute.

     Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                           ARTICLE XII - CONSTRUCTION

     Whenever a conflict arises between the language of these By-Laws and the Certificate of Incorporation, the certificate of Incorporation shall govern.


                             ARTICLE XIII - BUSINESS


1.   CONDUCT BUSINESS WITHOUT MEETINGS

     Any action of the Stockholders, directors and committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the Corporation as part of the proceedings of the Stockholders, Directors ir committees as the case may be.

2.   MANAGEMENT OF STOCKHOLDER

     In the event the Stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors, the Stockholders of the Corporation shall be deemed Directors for the purposes of these By-Laws and wherever the words "directors", "board of directors" or "board" appear in these By-Laws those words shall be taken to mean Stockholders.

     The Shareholders may, by majority vote, create a board of directors to manage the business of the Corporation and exercise its corporate powers.


                            ARTICLE XIV - AMENDMENTS

     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.




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     IN WITNESS  WHEREOF,  the  undersigned,  being  two-thirds  of the original incorporators of BRANON RESOURCES, LTD. hereunto affix their signatures this 21st day of November, 1986.



                                            /s/ Alexander H. Walker, Jr./s/
                                                ALEXANDER H. WALKER, JR.



STATE OF NEVADA            }
                           :ss.
CARSON CITY                }


     On the 21st day of November, 1986, before me, the undersigned, a Notary Public, personally appeared ALEXANDER H. WALKER, JR. and C. A. WALKER, known to me to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                 /s/ Linda Gillespie/s/
                                                     NOTARY PUBLIC
                                                     RESIDING IN DOUGLAS COUNTY

My Commission Expires:
April 29, 1990


STATE OF NEVADA
DEPARTMENT OF STATE

     I hereby certify that this is a true and complete copy of the document as filed in this office.

Dated: November 2, 1986

/s/WM. D.  SWACKHAMER/s/

By: /s/Jacqueline Northcutt/s/









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CERTIFICATE                                                    FILE NUMBER 6193

                      STATE OF NEVADA - DEPARTMENT OF STATE

                              DAIRENE INTERNATIONAL

A NEVADA CORPORATION INCORPORATED ON OCTOBER 19, 1982. THIS LIST IF FOR THE FILING PERIOD OCTOBER 1989 TO


OCTOBER 1990 AND IS DUE BY OCTOBER 31, 1989.


NEVADA AGENCY AND TRUST                                            PAID
50 W.  Liberty St #980                                       October 23, 1989
Reno     Nevada 89501                                        Secretary of State


     I, FRANKIE SUE DEL PAPA, the duly qualified and acting Secretary of State of Nevada do hereby certify that the above corporation after having paid the annual fee of $50.00 for filing in this office a list o9f its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum of _________ and having also filed the aforesaid list as required by Nevada Revised Statutes Sections 78.150-78.165 and 80.110-80.140 as amended, is hereby authorized to transact and conduct its business within this state for the aforesaid period.



THIS CERTIFICATE BECOMES A RECEIPT UPON BEING        /s/ Frankie Sue Del Papa/s/
VALIDATED BY THE OFFICE OF SECRETARY OF STATE            FRANKIE SUE DEL PAPA
                                                         Secretary of State